Exhibit 99.1

Barnes & Noble Education Enters Agreement with Key Financial Stakeholders and Strategic Partners to

Strengthen Financial Position and Support Growth Initiatives

Remains Focused on Strategic Objectives and Supporting the Highest Priority Goals

of Institutions and Customers

BASKING RIDGE, N.J. – Barnes & Noble Education, Inc. (NYSE: BNED), a leading solutions provider for the education industry, today announced that it has entered into an agreement with its financial stakeholders and strategic partners on the terms of a refinancing that would immediately strengthen the Company’s liquidity and overall financial positions by extending the maturity of its debt facilities, amending certain credit facility covenants and modifying certain other agreements. With this agreement, the Company is well-positioned to continue supporting academic institutions and customers nationwide through the upcoming Fall Rush and beyond.

“We are pleased to have worked constructively with our largest financial and strategic partners to reach a resolution that better positions us to accelerate the execution of our strategy for the benefit of BNED’s students, educators, faculties, alumni, fans, community members, institutions, employees and shareholders,” said Michael P. Huseby, Chief Executive Officer, BNED. “It’s an important time of year in higher education, and our top priority is being prepared to service our students and campus partners. This agreement provides us financial flexibility as we continue delivering on our strategic objectives and meeting our obligations with our schools and business partners. We look forward to continuing to meet the needs and expectations of the hundreds of institutions and millions of students who rely on BNED.”

As part of the agreement, BNED is establishing a committee of the Board of Directors to continue the ongoing review of a broad range of strategic alternatives available to the Company, including but not limited to potential capital raises, asset divestitures or a sale of the business as well as pursuing its standalone growth plans. There can be no assurances regarding the timing, terms or structure of any potential outcome. In all scenarios being contemplated, BNED will continue to focus on operating in service of its stakeholders and executing on its strategic growth initiatives, in particular the acceleration of its First Day Complete courseware delivery model. The Company does not intend to make any future announcements concerning this process unless and until the Company has an update to share.

“We recognize the important role that BNED plays within the higher education ecosystem, and our Board is committed to determining the best path forward for our business and stakeholders. As we move through this process, the entire BNED team remains focused on advancing our mission and serving our school partners, faculties and students across our footprint,” continued Mr. Huseby.

Additional details of the terms of the agreement will be filed with the Company’s Form 10-K for the period ended April 29, 2023 in the coming days.

Advisors

Paul Hastings LLP is serving as BNED’s legal counsel and Houlihan Lokey, Inc. is serving as financial advisor.

ABOUT BARNES & NOBLE EDUCATION, INC.

Barnes & Noble Education, Inc. (NYSE: BNED) is a leading solutions provider for the education industry, driving affordability, access and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, BNED offers campus retail services and academic solutions, wholesale capabilities and more. BNED is a company serving all who work to elevate their lives through education, supporting students, faculty and institutions as they make tomorrow a better, more inclusive and smarter world. For more information, visit www.bned.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make, including any statements made in regards to our response to the COVID-19 pandemic. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others: the amount of our indebtedness and ability to comply with covenants applicable to current and /or any future debt financing; our ability to satisfy future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; our ability to maintain adequate liquidity levels to support ongoing inventory purchases and related vendor payments in a timely manner; our ability to attract and retain employees; the pace of equitable access adoption in the marketplace is slower than anticipated and our ability to successfully convert the majority of our institutions to our BNC First Day® equitable and inclusive access course material models; third parties provide similar equitable and inclusive access solutions; the strategic objectives, successful integration, anticipated synergies, and/or other expected potential benefits of various strategic and restructuring initiatives, may not be fully realized or may take longer than expected; dependency on strategic partnerships, such as with VitalSource Technologies, Inc. and the Fanatics Retail Group Fulfillment, LLC, Inc. and Fanatics Lids College, Inc. D/B/A “Lids”, and the potential for adverse operational and financial changes to these partnerships, may adversely impact our business; non-renewal of managed bookstore, physical and/or online store contracts and higher-than-anticipated store closings; decisions by colleges and universities to outsource their physical and/or online bookstore operations or change the operation of their bookstores; general competitive conditions, including actions our competitors and content providers may take to grow their businesses; the risk of changes in price or in formats of course materials by publishers, which could negatively impact revenues and margin; changes to purchase or rental terms, payment terms, return policies, the discount or margin on products or other terms with our suppliers; product shortages, including decreases in the used textbook inventory supply associated with the implementation of publishers’ digital offerings and direct to student textbook consignment rental programs; work stoppages or increases in labor costs; possible increases in shipping rates or interruptions in shipping services; a decline in college enrollment or decreased funding available for students; decreased consumer demand for our products, low growth or declining sales; the general economic environment and consumer spending patterns; trends and challenges to our business and in the locations in which we have stores; risks associated with operation or performance of MBS Textbook Exchange, LLC’s point-of-sales systems that are sold to college bookstore customers; technological changes; risks associated with counterfeit and piracy of digital and print materials; risks associated with data privacy, information security and intellectual property; disruptions to our information technology systems, infrastructure, data, supplier systems, and customer ordering and payment systems due to computer malware, viruses, hacking and phishing attacks, resulting in harm to our business and results of operations; disruption of or interference with third party web service providers and our own proprietary technology; risks associated with the impact that public health crises, epidemics, and pandemics, such as the COVID-19 pandemic, have on the overall demand for BNED products and services, our operations, the operations of our suppliers and other business partners, and the effectiveness of our response to these risks; lingering impacts that public health crises may have on the ability of our suppliers to manufacture or source products, particularly from outside of the United States; changes in domestic and international laws or regulations, including U.S. tax reform, changes in tax rates, laws and regulations, as well as related guidance; enactment of laws or changes in enforcement practices which may restrict or prohibit our use of texts, emails, interest based online advertising, or similar marketing and sales activities; adverse results from litigation, governmental investigations, tax-related proceedings, or audits; changes in accounting standards; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Part I—Item 1A in our Annual Report on Form 10-K. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

Media and Investor:

Hunter Blankenbaker

Vice President

Corporate Communications and Investor Relations

908-991-2776

hblankenbaker@bned.com

OR

Aaron Palash / Tanner Kauffman / Kara Sperry

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449